UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

310-966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
Depositary Shares, each representing a 1/1000th fractional interest in a 7.375% share of Series B Cumulative Perpetual Preferred Stock	RILYL	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
6.375% Senior Notes due 2025	RILYM	Nasdaq Global Market
6.75% Senior Notes due 2024	RILYO	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market
5.50% Senior Notes due 2026	RILYK	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
7.25% Senior Notes due 2027	RILYG	Nasdaq Global Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2023, B. Riley Financial, Inc. (the “Company”), entered into amended and restated employment agreements (the “Employment Agreements”) with Bryant R. Riley, Thomas J. Kelleher, Phillip J. Ahn, Alan N. Forman, Andrew Moore and Kenneth M. Young (together, the “Executives”).

The Employment Agreements entered into with each of the Executives amends and restates each Executive’s existing employment agreement to provide that: (1) each Executive’s term of employment will be two years and such term will automatically renew for successive one-year terms unless either party notifies the other of non-renewal at least 90 days prior to the end of the then-current term, (2) any annual performance bonuses and/or long-term incentive awards will be granted at the sole discretion of the Company without any specific target set forth in the Employment Agreements, (3) in the event of a termination without Cause, for death or for Disability, or upon the Executive’s resignation for Good Reason (in each case, as defined in the Employment Agreements), each Executive will not be entitled to a pro-rata bonus for the year of termination and each Executive’s Severance Amount (as defined in the Employment Agreement) will be equal to four times for Messrs. Riley and Kelleher and two times for Messrs. Ahn, Forman, Moore and Young, the Executive’s base salary, plus one year of COBRA continuation reimbursements and (4) each Executive will be subject to confidentiality, non-competition and non-solicitation covenants (including employees and clients) while they are employed by the Company and such non-solicitation covenant will continue to apply for one year following any termination of employment. In addition, the Change in Control definition has been changed in each Employment Agreement to conform to the definition in the Company’s 2021 Stock Incentive Plan (or successor plan).

The foregoing description of the Amendments do not purport to be complete and are qualified in their entirety by reference to the Employment Agreements attached hereto as Exhibits 10.1–10.6 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated April 11, 2023 by and between the registrant and Bryant R. Riley
10.2	Amended and Restated Employment Agreement, dated April 11, 2023 by and between the registrant and Thomas J. Kelleher
10.3	Amended and Restated Employment Agreement, dated April 11, 2023 by and between the registrant and Phillip J. Ahn
10.4	Amended and Restated Employment Agreement, dated April 11, 2023 by and between the registrant and Alan N. Forman
10.5	Amended and Restated Employment Agreement, dated April 11, 2023 by and between the registrant and Andrew Moore
10.6	Amended and Restated Employment Agreement, dated April 11, 2023 by and between the registrant and Kenneth M. Young

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2023	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
Name: Phillip J. Ahn
Title: Chief Financial Officer and Chief Operating Officer

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